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                                March 2, 1999



AT&T Capital Corporation
2 Gatehall Drive
Parsippany, New Jersey 07054

Newcourt Credit Group Inc.
BCE Place, 181 Bay Street, Suite 3500
Toronto, Ontario Canada M5J 2T3

Ladies and Gentlemen:

      I have acted as counsel for Newcourt Credit Group Inc., an Ontario corporation ("Newcourt"), in connection with the joint Registration Statement on Form F-3 (the "Registration Statement") filed by AT&T Capital Corporation, a Delaware corporation (the "Company"), and Newcourt with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration by the Company of one or more series of debt securities (the "Debt Securities") under the Indenture to be dated as of March 1, 1999 (the "Indenture") among the Company, Newcourt and
The Chase Manhattan Bank, as trustee (the "Trustee") and warrants to purchase Debt Securities, currency warrants, index warrants and interest rate warrants (collectively, the "Warrants") and the registration by Newcourt of guarantees of the Debt Securities ("Debt Securities Guaranty") and the Warrants ("Warrant Guarantees" and collectively with the Debt Securities Guaranty, the "Guarantees").

      This opinion is being delivered to you pursuant to the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act.

        I am familiar with the proceedings to date with respect to the proposed issuance and delivery of the Guarantees and have examined such records, documents and questions of law, and satisfied myself as to such matters of fact, as I have considered relevant and necessary as a basis for this opinion.

      In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such latter documents. In making my examination of documents executed by parties other than Newcourt, I have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which I did not independently establish or verify,





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AT&T Capital Corporation
Newcourt Credit Group Inc.
March 2, 1999
Page 2


I have relied upon oral and written statements and representations of officers and other representatives of Newcourt and others. In addition, I have also relied upon the accuracy and completeness of all certificates and other statements, representations, documents, records, financial statements and papers reviewed by me, and the accuracy and completeness of all representations, warranties, schedules and exhibits contained in such documents, with respect to the factual matters set forth therein. Additionally, I have assumed that the Registration Statement, as finally amended, has been declared effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or threatened by the Securities and Exchange Commission.

      Based on the foregoing, and assuming that the terms of the Guarantees are otherwise in compliance with applicable law at the time of issuance of such securities, I am of the opinion that:

            1. The Debt Securities Guaranty, in the form filed as an exhibit to the Registration Statement, when duly executed by Newcourt will constitute the legally valid and binding obligation of Newcourt enforceable in accordance with its terms; and

            2. The Warrant Guarantees, in the forms filed as an exhibit to the Registration Statement, when duly executed by Newcourt will constitute the legally valid and binding obligation of Newcourt enforceable in accordance with their terms.

      The opinions expressed herein are qualified to the extent that the enforceability of the Debt Securities Guaranty and the Warrant Guarantees and the obligations of Newcourt thereunder and the availability of certain rights and remedial provisions provided for in such agreements are subject to the effect of bankruptcy, fraudulent conveyance or transfer, insolvency, reorganization, arrangement, liquidation, conservatorship and moratorium laws and subject to the limitations imposed by other laws and judicial decisions relating to or affecting the rights of creditors generally, to general principles of equity, regardless of whether enforcement is considered in proceedings in equity or at law, and to an implied covenant of good faith and fair dealing. I express no opinion herein as to the binding effect of the Debt Securites Guaranty or the Warrant Guarantee on any person not a party to such Guarantee.

      This opinion is limited to matters of law in the Province of Ontario and the laws of Canada. I express no opinion with respect to the laws of any other country, state or jurisdiction.

      The opinions set forth in this letter are based on the facts in existence and the laws in effect on the date hereof and I expressly disclaim any obligation to update the opinions herein, regardless of whether changes in such facts or laws come to my attention after the delivery hereof.






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AT&T Capital Corporation
Newcourt Credit Group Inc.
March 2, 1999
Page 3

      I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to all references to me included in or made a part of the Registration Statement. In giving such consent, I do not concede that I am an expert within the meaning of the Securities Act or the rules and regulations thereunder or that this consent is required by Section 7 of the Securities Act.


                                               Very truly yours,


                                               /s/ John P. Stevenson



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